Exhibit 2

JOINT REPORTING AGREEMENT

In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the parties hereto represents to and agrees with the other parties as follows:

1.              Such party is eligible to use and file the statement on Schedule 13D pertaining to the Common Stock, $0.0001 par value per share, of Boot Barn Holdings, Inc., a Delaware corporation, to which this Joint Reporting Agreement is attached as an exhibit for the purpose of filing of the information contained herein.

2.              Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

3.              Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated February 19, 2016

FS EQUITY PARTNERS VI, L.P. a Delaware Limited Partnership

By: FS Capital Partners VI, L.L.C.
a Delaware Limited Liability Company Its: General Partner

By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Vice President

FS AFFILIATES VI, L.P.
a Delaware Limited Partnership

By: FS Capital Partners VI, L.L.C.
a Delaware Limited Liability Company Its: General Partner

By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Vice President

FS CAPITAL PARTNERS VI, L.L.C.
a Delaware Limited Liability Company

By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Vice President